                                                            Rule 424(b)(3)
                                       Registration Statement No. 33-62649

Prospectus Supplement No. 92
Dated November 15, 1996

(To Prospectus dated October 10, 1995 and
Prospectus Supplement dated October 13, 1995)


                  INTERNATIONAL LEASE FINANCE CORPORATION

                              $750,000,000
                        Medium-Term Notes, Series H

Principal Amount: $20,000,000

Issue Price: $20,000,000

CUSIP: 45974VQX9

Settlement Date:        November 20, 1996

Stated Maturity (date): February 1, 2000

Interest Rate: 6.05%

Overdue Rate (if any): Not applicable

Redeemable by the Company on or after: Not applicable

Repayable at the option of the holder on: Not applicable

Optional Reset Dates: Not applicable

Extension Periods: Not applicable

Final Maturity: Not applicable

Repurchase Price (for Original Issue Discount Notes): Not applicable

Type of Note (check one):
      Book-Entry Note  _X___
      Certificated Note____

Other Provisions: